UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    April 21, 2017 (April 20, 2017)

Humana Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-5975                                          61-0647538

(Commission File Number)                      (IRS Employer Identification No.)

500 West Main Street, Louisville, KY                          40202

(Address of Principal Executive Offices)                         (Zip Code)

502-580-1000

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders

The regular annual meeting of the stockholders of Humana Inc. was held in Louisville, Kentucky, on April 20, 2017, for the purpose of voting on the proposals described below.  Proxies for the meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934 and there was no solicitation in opposition to management’s nominees for directors.  All nominees for director listed below were elected.  The term of office for each director will be until the next annual meeting or until their successors shall be elected and qualified.

Proposal #1:  The final results of the election of directors were as follows:

Name	For	Against	Abstained	Broker Non-Votes
Kurt J. Hilzinger	120,400,142	1,412,723	189,377	6,710,393
Bruce D. Broussard	120,709,922	1,178,133	114,187	6,710,393
Frank A. D’Amelio	120,104,073	1,711,849	186,320	6,710,393
W. Roy Dunbar	120,411,479	1,409,284	181,479	6,710,393
David A. Jones, Jr.	118,885,072	2,986,864	130,306	6,710,393
William J. McDonald	121,232,095	583,525	186,622	6,710,393
William E. Mitchell	121,040,930	773,994	187,318	6,710,393
David B. Nash, M.D.	121,536,361	296,779	169,102	6,710,393
James J. O’Brien	120,524,708	1,292,341	185,193	6,710,393
Marissa T. Peterson	121,168,483	674,511	159,248	6,710,393

In addition, the stockholders voted on the following proposals and cast their votes as described below:

Proposal #2	For	Against	Abstained	Broker Non-Votes
Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017	127,321,490	1,249,598	141,547	0
Proposal #3	For	Against	Abstained	Broker Non-Votes
Board proposal regarding advisory approval of the company’s executive compensation	116,261,620	5,404,290	336,332	6,710,393
Proposal #4	One Year	Two Years	Three Years	Abstain
Board proposal regarding advisory vote with respect to the frequency of future stockholder votes on executive compensation	111,094,029	126,753	10,650,312	131,148
Proposal #5	For	Against	Abstained	Broker Non-Votes
Stockholder proposal with respect to the adoption of a proxy access bylaw	92,822,859	28,787,731	391,652	6,710,393

SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMANA INC. BY: /s/ Cynthia H. Zipperle Cynthia H. Zipperle Vice President, Chief Accounting Officer and Controller

Dated:    April 21, 2017